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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated June 29, 2000, included in the Form 10-K of Coyote Network Systems, Inc. for the year ended March 31, 2000 into (i) Registration Statement on Form S-3 (File No. 33-88392), (ii) Registration Statement on Form S-8 (File No. 33-57188) and (iii) Registration Statement on Form S-3 (File No. 333-1055).


ARTHUR ANDERSEN LLP

Los Angeles, California

June 29, 2000